                                    BY-LAWS

                                       OF

                                MR. NEVADA, INC.

                               ARTICLE I - OFFICES

      The registered  office of the  corporation in the State of Nevada shall be located at 112 North Third,  Las  Vegas,Nevada.  The  corporation  may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the  corporation  may from time to time require.

                            ARTICLE II - SHAREHOLDERS

1.    ANNUAL MEETING.

      The annual meeting of the  stockholders  shall be held on 10th of April in each year, beginning with the year 1972 at 2:00 o'clock p.m., or such other time or such other day as shall be fixed by the Board of  Directors,  for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a Sunday or a legal holiday such meeting shall be held on the next succeeding  business day.

If the election of directors shall not be held on the day designated  herein for the annual  meeting,  the Board of Directors shall cause the election to be held at a  special  meeting  of  shareholders  as  soon  thereafter  as  conveniently possible.

2.    SPECIAL MEETINGS.

      Special meetings of the stockholders,  for any purpose or purposes, unless otherwise  prescribed by statute, may be called by the President or by a minimum of two members of the Board of  Directors,  and shall be called by the President at the  request of the  holders of not less than fifty (50%) per cent of all the outstanding shares of the corporation entitled to vote at the meetings.

3.    PLACE OF MEETING.

      The Directors may designate any place,  either within or without the State of Nevada,  unless otherwise  prescribed by statute, as the place of meeting for any annual meeting or for any special  meeting  called by the  Directors.  If no designation is made, or if a special meeting be otherwise  called,  the place of meeting shall be the principal office of the corporation.

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4.    NOTICE OF MEETING.

      Written or printed notice  stating the place,  day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called,  shall be  delivered  not less than ten (10) nor more than forty five

(45) days before the date of the meeting,  either  personally  or by mail, by an officer of the corporation at the direction of the President,  the Secretary, or the  person or  persons  calling  the  meeting,  to each  stockholder  or record entitled to vote at such meeting.  If mailed,  such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his  address as it appears on the stock  transfer  books of the  corporation,

with postage thereon prepaid.

5.    FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD.

      In order that the corporation may determine the  shareholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof,

or entitled to express written consent to corporate  action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment  of any rights or entitled  to  exercise  any rights in respect of any change  conversion  or exchange of shares or for the purpose of any other lawful action,  the Board of  Directors of the  corporation  may provide that the stock transfer  books  shall be closed for a stated  period but not to exceed,  in any case, ten (10) days. If the stock transfer books shall be closed for the purpose of  determining  stockholders  entitled  to notice of or to vote at a meeting of stockholders,  such books shall be closed for at least ten (10) days immediately preceding  such  meeting.  In lieu of  closing  the stock  transfer  books,  the

Directors  may  fix  in  advance  a  date  as  the  record  date  for  any  such determination of  stockholders,  such date in any case to be not more than sixty

(60) days and, in case of a meeting of stockholders, not less than ten (10) days prior any other action.

6.    VOTING LISTS.

      The officer or agent having charge of the stock  transfer books for shares of the  corporation  shall make,  at least ten (10) days before each  meeting of stockholders,  a  complete  list of the  stockholders  entitled  to vote at such meeting,  or any adjournment  thereof,  arranged in alphabetical  order with the address of and the number of shares held by each,  which  list,  for a period of ten (10)  days  prior to such  meeting,  shall be kept on file at the  principal office of the  corporation and shall be subject to inspection by any stockholder at any time during usual  business  hours.  Such list shall also be produced and kept  open at the time and place of the  meeting  and  shall be  subject  to the inspection of any stockholder at any time during the meeting. The original stock transfer book shall be prima facie evidence as to those stockholders entitled to

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examine  such list or transfer  book or to vote at the meeting of  stockholders.

Failure to comply  with the  requirements  of this  section  does not affect the validity of any action taken at the meeting.

7.    QUORUM.

      At any  meeting of  stockholders  fifty per cent (50%) of the  outstanding shares of the corporation  entitled to vote,  represented in person or by proxy,

shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented  may adjourn the meeting from time to time without further notice

At such adjourned meeting at which a quorum shall be present or represented, any business may be  transacted  which might have been  transacted at the meeting as originally  notified.  The stockholders  present at a duly organized meeting may continue to transact business until adjournment,  notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.    PROXIES.

      At all meetings of stockholders,  a stockholder may vote by proxy executed in writing by the stockholder or by his duly  authorized  attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

9.    VOTING.

      Each  stockholder  entitled  to vote in  accordance  with  the  terms  and provisions  of the  certificate  of  incorporation  and these  by-laws  shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for

Directors  and upon any  question  before the  meeting  shall be by ballot.  All elections  for  Directors  shall be  decided  by  plurality  vote\\;  all  other questions shall be decided by majority vote except as otherwise  provided by the

Certificate of Incorporation or the laws of the State of  incorporation.  Voting for any matter need not be by written ballot.

10.   ORDER OF BUSINESS.

      The order of business at all  meetings  of the  stockholders,  shall be as follows:

      1.    Roll Call.

      2.    Proof of notice of meeting or waiver of notice.

      3.    Reading of minutes of preceding meeting.

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      4.    Reports of Officers.

      5.    Reports of Committees.

      6.    Election of Directors.

      7.    Unfinished Business.

      8.    New Business.

11.   INFORMAL ACTION BY STOCKHOLDERS.

      Unless  otherwise  provided by law,  any action  required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the  shareholders,  may be taken  without a meeting if a consent in  writing,

setting  forth the action so taken,  shall be signed by all of the  shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

1.    GENERAL POWERS.

      The business and affairs of the corporation  shall be managed by its Board of  Directors.  The  Directors  shall in all cases act as a Board,  and they may adopt such rules and  regulations  for the  conduct  of their  meetings  and the management of the corporation,  as they may deem proper,  not inconsistent  with these by-laws and the laws of the State of incorporation.

2.    NUMBER, TENURE AND QUALIFICATIONS.

      The number of Directors of the  corporation  shall be at least two (2) and not more than thirty five (35).  Each Director  shall hold office until the next annual meeting of  stockholders  and until his successor shall have been elected and qualified.

3.    REGULAR MEETINGS.

      A regular  meeting of the  Directors,  shall be held without  other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders The Directors may provide, by resolution, the t me and place for the  holding of  additional  regular  meetings  without  other  notice than such resolution.

4.    SPECIAL MEETINGS.

      Special  meetings of the  Directors  may be called by or at the request of the  President or a majority of the remaining  Directors.  The person or persons authorized  to call  special  meetings  of the  Directors  may fix the place for

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holding any special meeting of the Directors  called by them,  provided that the place of the meeting is approved by the President of the corporation.

5.    NOTICE.

      Notice  of any  special  meeting  shall be given  at least  ten (10)  days previously  thereto by written notice  delivered  personally,  or by telegram or mailed to each Director at his business address. If mailed, such notice shall be deemed to be delivered  when  deposited in the United  States mail so addressed,

with postage thereon prepaid. If notice be given by telegram,  such notice shall be deemed to be  delivered  when the  telegram  is  delivered  to the  telegraph company.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting.

6.    QUORUM.

      At any meeting of the Directors fifty one per cent (51%) shall  constitute a quorum  for the  transaction  of  business,  but if less than  said  number is present at a meeting,  a majority  of the  Directors  present  may  adjourn  the meeting.

7.    MANNER OF ACTING.

      The act of the majority of the  Directors  present at a meeting at which a quorum is present shall be the act of the Directors.

8.    NEWLY CREATED DIRECTORSHIPS

      The Board of  Directors  may  increase  the number of  Directors  by a two thirds (2/3) majority vote,  subject to the  ratification  of the  shareholders.

Newly  created  directorships  resulting  from  an  increase  in the  number  of

Directors  may be  filled  by a  vote  of a two  thirds  (2/3)  majority  of the

Directors then in office,  subject to a ratification  of the  shareholders.  The term of any  newly  created  directorship  shall be  determined  by the Board of

Directors.

9.    REMOVAL OF DIRECTORS.

      Any of the Directors may be removed for cause by vote of the  stockholders or by action of the Board.

10.   RESIGNATION.

      A Director may resign at any time by giving  written  notice to the Board,

the President or the Secretary of the corporation. Unless otherwise specified in the notice,  the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

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11.   VACANCIES

      Directors  shall be elected to fill any vacancy by simple majority vote of the  Board  of  Directors.  A  Director  elected  to fill a  vacancy  caused  by resignation,  death or removal shall be elected to hold office for the unexpired term of his or her successor.

12.   COMPENSATION.

      Compensation  may be paid to Directors  as such,  for their  services,  by resolution of the Board. A fixed sum and expenses for actual  attendance at each regular or special  meeting of the Board may also be authorized.  Nothing herein contained  shall  be  construed  to  preclude  any  Director  from  serving  the corporation in any other capacity and receiving compensation therefore.

13.   PRESUMPTION OF ASSENT.

      A Director of the corporation who is present at a meeting of the Directors at which  action on any  corporate  matter is taken  shall be  presumed  to have assented to the action taken unless his dissent  shall be entered in the minutes of the meeting or unless he shall file his  written  dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall  forward  such  dissent  by  registered  mail to the  Secretary  of the corporation  immediately  after the  adjournment  of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

14.   EXECUTIVE AND OTHER COMMITTEES.

      The  Board,  by  resolution,  may  designate  from  among its  members  an executive  committee and other  committees,  each  consisting of one (1) or more

Directors. Each such committee shall serve at the pleasure of the Board.

15.   INDEMNIFICATION.

      Each Officer and/or Director shall be indemnified by the corporation  from suits by  Shareholders,  other Directors or creditors of the corporation  unless such Officer or Director  shall have been  adjudicated in a court of law to have committed fraud or willful malfeasance.  This indemnification shall not apply to suits filed under the Securities  Exchange Act of 1934 and  amendments  thereto.

Nothing in this paragraph  shall be construed to run counter to public policy as set forth by the United States Securities and Exchange Commission.

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                              ARTICLE IV - OFFICERS

1.    NUMBER.

      The officers of the  corporation  shall be a President,  a Secretary and a

Treasurer,  each of whom shall be elected by the Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors.

2.    ELECTION AND TERM OF OFFICE.

      The officers of the  corporation  to be elected by the Directors  shall be elected  annually at the first meeting of the  Directors  held after each annual meeting of the stockholders.  Each officer shall hold office until his successor shall  have been duly  elected  and shall have  qualified  or until his death or until he shall  resign or shall  have been  removed  in the  manner  hereinafter provided.

3.    REMOVAL.

      Any officer or agent  elected or appointed by the Directors may be removed by  the  Directors  whenever  in  their  judgment  the  best  interests  of  the corporation would be served thereby, but such removal shall be without prejudice to the contract right, if any, of the person so removed.

4.    VACANCIES.

      A  vacancy  in  any  office  because  of  death,   resignation,   removal,

disqualification or otherwise,  may be filled by the Directors for the unexpired portion of the term.

5.    PRESIDENT.

      The President shall be the principal  executive officer of the corporation and,  subject to the control of the  Directors,  shall in general  supervise and control all of the  business  and  affairs of the  corporation.  He shall,  when present,  preside at all meetings of the stockholders  and of the Directors.  He may sign,  with the  Secretary  or any other proper  officer of the  corporation authorized by the Directors,  certificates  for shares of the  corporation,  any deeds,  mortgages,  bonds,  contracts,  or other instruments which the Directors have authorized to be executed,  except in cases where the signing and execution thereof  shall be expressly  delegated by the  Directors or by these  by-laws to some other officer or agent of the  corporation,  or shall be required by law to be  otherwise  signed or  executed;  and in  general  shall  perform  all duties incident to the office of President  and such other duties as may be  prescribed by the Directors from time to time.

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6.    SECRETARY.

      The  Secretary  shall  keep the  minutes of the  stockholders'  and of the

Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance  with the provisions of these by-laws or as required,  be  custodian  of  the  corporate  records  and of  the  seal  of the corporation  and keep a register of the post office address of each  stockholder which shall be furnished  to the  Secretary  by such  stockholder,  have general charge of the stock transfer books of the corporation and in general perform all duties  incident to the office of Secretary,  preside at meetings in the absence of the President  perform such other duties as from time to time may be assigned to him by the President or by the Directors.

7.    TREASURER.

      If  required by the  Directors,  the  treasurer  shall give a bond for the faithful  discharge  of his  duties  in such sum and  with  such  surety  as the

Directors  shall  determine.  He  shall  have  charge  and  custody  of  and  be responsible  for all funds and securities of the  corporation;  receive and give receipts  for  moneys  due  and  payable  to the  corporation  from  any  source whatsoever,  and deposit all such monies in the name of the  corporation in such banks,  trust companies or other depositories as shall be selected in accordance with these  by-laws  and in general  perform  all of the duties  incident to the office of  treasurer  and such other duties as from time to time may be assigned to him by the President or by the Directors.

8.    SALARIES.

      The  salaries  of the  officers  shall be fixed  from  time to time by the

Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.    CONTRACTS.

      The Directors may authorize any officer or officers,  agent or agents,  to enter into any contract or execute and deliver any instrument in the name of and on behalf of the  corporation,  and such authority may be general or confined to specific instances.

2.    LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

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3.    CHECKS, DRAFTS, ETC.

      All  checks,  drafts or other  orders for the  payment of money,  notes or other evidences of indebtedness issued in the name of the corporation,  shall be signed by such officer or officers,  agent or agents of the  corporation  and in such  manner  as shall  from time to time be  determined  by  resolution  of the

Directors.

4.    DEPOSITS.

      All funds of the  corporation  not otherwise  employed  shall be deposited from  time  to time to the  credit  of the  corporation  in  such  banks,  trust companies or other depositories as the Directors may select.

            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.    CERTIFICATES FOR SHARES.

      Certificates  representing shares of the corporation shall be in such form as shall be determined by the Directors.  Such  certificates  shall be signed by the President and by the Secretary or by such other  officers  authorized by law and by the  Directors.  All  certificates  for  shares  shall  be  consecutively numbered or otherwise identified. The name and address of the stockholders,  the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be  canceled  and no new  certificate  shall be issued  until  the  former certificate  for a like  number  of  shares  shall  have  been  surrendered  and canceled, except that in case of a lost destroyed or mutilated certificate a new one may be issued there for upon such terms and indemnity to the  corporation as the Directors may prescribe.

2.    TRANSFERS OF SHARES.

      (a)  Upon  surrender  to the  corporation  or the  transfer  agent  of the corporation  of a certificate  for shares duly endorsed or accompanied by proper evidence of  succession,  assignment  or authority to transfer,  it shall be the duty of the  corporation  to  issue a new  certificate  to the  person  entitled thereto, and cancel the old certificate; every such transfer shall be entered on the  transfer  book of the  corporation  which  shall  be kept at its  principal office.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact  thereof,  and,  accordingly,  shall not be bound to recognize  any equitable or other claim to or interest in such share on the part of any  other  person  whether  or not it shall  have  express  or other  notice thereof, except as expressly provided by the laws of the state of incorporation.

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                           ARTICLE VII - FISCAL YEAR

      The fiscal year of the  corporation  shall begin on the 1st day of January in each year.

                           ARTICLE VIII - DIVIDENDS

      The Directors may from time to time declare,  and the corporation may pay,

dividends  on its  outstanding  shares  in the  manner  and upon the  terms  and conditions provided by law.

                               ARTICLE IX - SEAL

      The Directors  shall  provide a corporate  seal which shall be circular in form and shall have inscribed thereon the name of the corporation,  the state of incorporation, year of incorporation and the words, "Corporate Seal".

                         ARTICLE X - WAIVER OF NOTICE

      Unless  otherwise  provided by law,  whenever any notice is required to be given to any stockholder, or Director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing,  signed by the person or persons  entitled  to such  notice,

whether before or after the time stated therein,  shall be deemed  equivalent to the giving of such notice.

                            ARTICLE XI - AMENDMENTS

      These  by-laws may be altered,  amended or repealed and new by-laws may be adopted by a vote of the stockholders  representing a majority of all the shares issued and outstanding,  at any annual  stockholders'  meeting or at any special stock  holders'  meeting  when the  proposed  amendment  has been set out in the notice of such meeting.